                                                                     EXHIBIT 3.9





                          CERTIFICATE OF INCORPORATION
                                       OF
                                INSIGHT-SUB CORP.

        I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the state of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

                                   ARTICLE ONE

        InSight-Sub Corp. is the name of the Corporation.

                                   ARTICLE TWO

        The address of the registered office of the Corporation in the state of Delaware is 1209 Orange Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

        The nature of the business or purposes of the Corporation to be conducted or promoted by it is to engage in any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of the state of Delaware.

                                  ARTICLE FOUR

        The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), consisting of one thousand shares of common stock with a par value of one-tenth of one cent ($0.001) per share ("Common Stock"). Except as otherwise required by applicable law, the holders of shares of Common Stock shall be entitled to one (1) vote per share with respect to all matters voted on by the stockholders of the Corporation.

                                  ARTICLE FIVE

        The duration of the Corporation shall be perpetual.

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                                   ARTICLE SIX

                             (a) NUMBER OF DIRECTORS

        The business and affairs of the Corporation shall be managed by a Board of Directors which will consist of the number of members specified in the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

                              (b) INITIAL DIRECTORS

        The number of directors constituting the initial Board of Directors is one (1), and the name and mailing address of the person who is to serve as director until the first annual meeting of stockholders and until his successor is elected and qualified, or, if earlier, until such director's death, resignation or removal as director, is as follows:

        Name                    Address
        ----                    -------

        E. Larry Atkins         4400 MacArthur Blvd., Suite 800
                                Newport Beach, California 92660

                               (c) WRITTEN BALLOT

        Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide.

                           (d) VOTE TO ELECT DIRECTORS

        At all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect any nominee.

                                  ARTICLE SEVEN

        The directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.

                                  ARTICLE EIGHT

        Meetings of the stockholders may be held within or without the state of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      -2-
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                                  ARTICLE NINE

        To the fullest extent permitted by the General Corporation Law of the state of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

        The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the state of Delaware.

                                 ARTICLE ELEVEN

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

        I, the undersigned, for the purpose of forming the Corporation under the laws of the state of Delaware, do make, file and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunder set my hand on this 3rd day of September, 1996.


                                                        /s/ E. L. KINSLER
                                                        ------------------------
                                                        E. L. Kinsler
                                                        1209 Orange Street
                                                        Wilmington, DE 19801

                                      -3-
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                                                                          PAGE 1

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INSIGHT-SUB CORP.", CHANGING ITS NAME FROM "INSIGHT-SUB CORP." TO "OPEN MRI, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.





                               [SEAL]        /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:
2659258 8100                                                            8537274
                                                       DATE:
971216720                                                               06-30-97

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/16/l996
                                                          960267305 - 2659258

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                INSIGHT-SUB CORP.

        INSIGHT-SUB CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

        FIRST: The amendment to the Certificate of Incorporation of InSight-Sub Corp. set forth in the following resolution was duly approved and adopted by the written consent of the sole director of InSight-Sub Corp. in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware; and

        SECOND: The amendment to the Certificate of Incorporation of InSight-Sub Corp. was approved by the written consent of the sole stockholder of InSight-Sub Corp. in accordance with the provisions of Section 228 of the General Corporation Law of the state of Delaware;

          "ARTICLE ONE: OPEN MRI, INC. is the name of the Corporation."

        THIRD: The amendment to the Certificate of Incorporation of InSight-Sub Corp. was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the state of Delaware.

        IN WITNESS WHEREOF, InSight-Sub Corp. has caused this Certificate to be signed by its duly authorized officer on this 13th day of September, 1996.


                                           INSIGHT-SUB CORP.

                                           By: /s/ E. LARRY ATKINS
                                              ----------------------------------
                                                   E. Larry Atkins,President and
                                                   Chief Executive Officer